Exhibit 99.3

ENOVIS CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

SEPTEMBER 30, 2023

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2023

($ in thousands)

	Enovis Historical As of September 30, 2023	Lima Historical As of September 30, 2023 (Note 2)	Transaction Accounting Adjustments	Note 4	Financing Adjustments	Note 4	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$32,129	$28,653	$(777,790)	(a)	$781,315	(a)	$64,307
Trade receivables, less allowance for credit losses	277,029	76,925	—		—		353,954
Inventories, net	470,913	96,153	38,459	(b)	—		605,525
Prepaid expenses	28,974	3,121	—		—		32,095
Other current assets	45,142	13,055	—		—		58,197

Total current assets	854,187	217,907	(739,331)		$781,315		1,114,078

Property, plant and equipment, net	260,190	73,868	102,025	(m)	—		436,083
Goodwill	2,027,154	405,881	(145,426)	(c)	—		2,287,609
Intangible assets, net	1,100,959	21,785	319,215	(d)	—		1,441,959
Lease asset - right of use	63,487	7,646	—		—		71,133
Other assets	94,940	37,203	7,957	(o)	(8,000)	(n)	132,100

Total assets	$4,400,917	$764,290	$(455,560)		$773,315		$5,482,962

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$—	$19,205	$(19,205)	(e)	$20,000	(j)	$20,000
Accounts payable	125,060	35,284	—		—		160,344
Accrued liabilities	230,224	31,170	80,000	(f)	—		341,394

Total current liabilities	355,284	85,659	60,795		20,000		521,738

Long-term debt, less current portion	395,000	296,903	(296,903)	(e)	823,277	(j)	1,218,277
Non-current lease liability	49,176	4,757	—		—		53,933
Other liabilities	159,725	42,117	126,443	(k)	—		328,285

Total liabilities	959,185	429,436	(109,665)		843,277		2,122,233

Equity:
Common stock	55	10,423	(10,423)	(g)	—		55
Additional paid-in capital	2,952,975	417,403	(417,403)	(h)	(61,962)	(l)	2,891,013
Retained earnings	539,507	(92,972)	81,931	(i)	(8,000)	(n)	520,466
Accumulated other comprehensive loss	(52,915)	—	—		—		(52,915)

Total shareholders’ equity	3,439,622	334,854	(345,895)		(69,962)		3,358,619

Noncontrolling interest	2,110	—	—		—		2,110

Total equity	3,441,732	334,854	(345,895)		(69,962)		3,360,729

Total liabilities and equity	$4,400,917	$764,290	$(455,560)		$773,315		$5,482,962

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For The Nine Months Ended September 30, 2023

($ in thousands)

	Enovis Historical Nine Months Ended September 30, 2023	Lima Historical Nine Months Ended September 30, 2023 (Note 2)	Transaction Accounting Adjustments	Note 5	Financing Adjustments	Note 5	Pro Forma Combined
Net sales	$1,252,177	$220,370	$—		$—		$1,472,547
Cost of sales	525,787	70,284	12,003	(a), (f)	—		608,074

Gross profit (loss)	726,390	150,086	(12,003)		—		864,473

Selling, general and administrative expense	619,294	136,575	5,597	(f)	—		761,466
Research and development expense	57,012	13,315	—		—		70,327
Amortization of acquired intangibles	98,256	3,590	12,910	(c)	—		114,756
Insurance settlement loss (gain)	—	—	—		—		—
Restructuring and other charges	11,782	41,259	—		—		53,041

Total operating expenses	786,344	194,739	18,507		—		999,590

Operating income (loss)	(59,954)	(44,653)	(30,510)		—		(135,117)

Interest expense, net	15,496	27,626	(27,886)	(d)	42,408	(d)	57,644
Debt extinguishment charges	—	—	—		—		—
Unrealized (gain) loss on investment in ESAB Corporation	—	—	—		—		—
Other (income) expense, net	(665)	(6,707)	—		—		(7,372)

Income (loss) from continuing operations before taxes	(74,785)	(65,572)	(2,624)		(42,408)		(185,389)

Income tax benefit	(17,878)	(9,929)	(717)	(e)	(11,591)		(40,115)

Net income (loss) from continuing operations	(56,907)	(55,643)	(1,907)		(30,817)		(145,274)

Income (loss) from discontinued operations, net of taxes	21,096	—	—		—		21,096

Net income (loss)	(35,811)	(55,643)	(1,907)		(30,817)		(124,178)

Less: Net income attributable to noncontrolling interest from continued operations – net of taxes	414	—	—		—		414
Less: Net income attributable to noncontrolling interest from discontinued operations – net of taxes	—	—	—		—		—

Net income (loss) attributable to Enovis Corporation	$(36,225)	$(55,643)	$(1,907)		$(30,817)		$(124,592)

Net income (loss) per share - basic
Continuing operations	(1.05)						(2.66)
Discontinued operations	0.39						0.39
Consolidated operations	(0.67)						(2.27)
Net income (loss) per share - diluted
Continuing operations	(1.05)						(2.66)
Discontinued operations	0.39						0.39
Consolidated operations	(0.67)						(2.27)

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2022

($ in thousands)

	Envois Historical Year Ended December 31, 2022	Lima Historical Year Ended December 31, 2022 (Note 2)	Transaction Accounting Adjustments	Note 5	Financing Adjustments	Note 5	Pro Forma Combined
Net sales	$1,563,101	$261,255	$—		$—		$1,824,356
Cost of sales	693,718	84,559	30,995	(a) (f)	—		809,272

Gross profit	869,383	176,696	(30,995)		—		1,015,084

Selling, general and administrative expense	772,913	147,325	18,405	(b) (f)	—		938,643
Research and development expense	60,827	17,988	—		—		78,815
Amortization of acquired intangibles	126,301	9,101	12,899	(c)	—		148,301
Insurance settlement gain	(36,705)	—	—		—		(36,705)
Restructuring and other charges	17,225	16,981	—		—		34,206

Total operating expenses	940,561	191,395	31,304		—		1,163,260

Operating income (loss)	(71,178)	(14,699)	(62,299)		—		(148,176)

Interest expense, net	24,052	15,795	(15,927)	(d)	58,052	(d)	81,972
Debt extinguishment charges	20,396	—	—		8,000	(g)	28,396
Unrealized (gain) loss on investment in ESAB Corporation	(102,669)	—	—		—		(102,669)
Gain on cost basis investment	(8,800)	—	—		—		(8,800)
Other (income) expense, net	(2,088)	(10,678)	—		—		(12,766)

Income (loss) from continuing operations before taxes	(2,069)	(19,816)	(46,372)		(66,052)		(134,309)

Income tax benefit	36,120	6,861	(12,674)	(e)	(15,867)		14,440

Net income (loss) from continuing operations	(38,189)	(26,677)	(33,698)		(50,185)		(148,749)

Income (loss) from discontinued operations, net of taxes	26,430	—	—		—		26,430

Net income (loss)	(11,759)	(26,677)	(33,698)		(50,185)		(122,319)

Less: Net income attributable to noncontrolling interest from continued operations – net of taxes	567	—	—		—		567
Less: Net income attributable to noncontrolling interest from discontinued operations – net of taxes	966	—	—		—		966

Net income (loss) attributable to Enovis Corporation	$(13,292)	$(26,677)	$(33,698)		$(50,185)		$(123,852)

Net income (loss) per share - basic
Continuing operations	(0.72)						(2.75)
Discontinued operations	0.47						0.47
Consolidated operations	(0.25)						(2.28)
Net income (loss) per share - diluted
Continuing operations	(0.72)						(2.75)
Discontinued operations	0.47						0.47
Consolidated operations	(0.25)						(2.28)

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1 – Basis of Presentation

The Acquisition is preliminarily being accounted for as a business combination using the acquisition method with Enovis as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under this method of accounting, the aggregate transaction consideration will be allocated to Lima’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the Acquisition. The process of valuing the net assets of Lima immediately prior to the Acquisition is preliminary. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the aggregate transaction consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value.

The Company and certain of its subsidiaries entered into an Amendment of its Existing Credit Agreement to provide for the Term Loan Facility. The Company has additionally authorized the issuance of its $460,000,000 of 3.875% Convertible Senior Notes due 2028 as part of the offering, and will use a portion of the proceeds from this offering of Convertible Notes, together with approximately $400 million of borrowings from the Term Loan Facility and cash on hand, to fund the cash purchase price for the Lima Acquisition.

The unaudited pro forma condensed combined financial information presented is for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Acquisition and Debt Financing had been completed on the dates set forth above, nor is it indicative of the future results or financial position of the Business. In addition, the unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dissynergies, operating efficiencies or cost savings that may result from the Acquisition.

All amounts presented within the notes to the unaudited pro forma condensed combined financial statements are presented in thousands of U.S. Dollars and have been prepared by applying Envois’ historical accounting policies. The unaudited pro forma condensed combined balance sheet as of September 30, 2023 gives effect to the Acquisition and the Debt Financing as if those transactions had been completed on September 30, 2023, and are applied to the unaudited condensed combined balance sheet of Enovis as of September 30, 2023.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 and the nine months ended September 30, 2023 give effect to the Acquisition and the Debt Financing as if those transactions had occurred on January 1, 2022, the first day of fiscal year 2022 and are applied to the historical results of Enovis.

The assumptions and estimates underlying the adjustments to the pro forma financial statements are described in the accompanying notes.

The pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed. The pro forma adjustments have been made solely for the purpose of providing unaudited pro forma combined financial information and actual adjustments, when recorded, may differ materially.

The pro forma financial statements have been prepared for illustrative purposes only and may not be indicative of the operating results or financial condition that would have been achieved if the Transactions had been completed on the dates or for the periods presented, nor do they purport to project the results of operations or financial position for any future period or as of any future date. In addition to the pro forma adjustments, various other factors will have an effect on the financial condition and results of operations after the completion of the Transactions. The actual balance sheet and statements of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.

The historical financial statements of Enovis were prepared in accordance with U.S. GAAP and have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma adjustments which are necessary to account for the Acquisition and the Debt Financing. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

Note 2 – Adjustments to the Historical Financial Information of Lima

The historical financial information of Lima was prepared in accordance with IFRS issued by the International Accounting Standards Board (IASB) and presented in EUR.

Reclassification adjustments have been made to Lima’s historical financial information to comply with Enovis’ presentation.

The historical financial information was translated from EUR to USD using the following historical exchange rates:

EUR to USD
Period end exchange rate as at September 30, 2023	$1.06
Average exchange rate for the 9 months ended September 30, 2023	1.08
Average exchange rate for the year ended December 31, 2022	1.05

UNAUDITED SCHEDULE OF ADJUSTED CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION OF LIMA

As of September 30, 2023

(in thousands)

	IFRS							U.S. GAAP
	Lima historical September 30, 2023 EUR	IFRS to U.S. GAAP differences - EUR	Note		Presentation Reclassification EUR	Note		Lima adjusted historical September 30, 2023 EUR	Lima adjusted historical September 30, 2023 USD
ASSETS
Current assets:
Cash and cash equivalents	€27,127	€—			€—			€27,127	$28,653
Trade receivables	72,829	—			—			72,829	76,925
Inventories	91,033	—			—			91,033	96,153
Prepaid expenses	—	—			2,955	(aa	)	2,955	3,121
Other current assets	13,929	—			(1,569)	(aa	)	12,360	13,055
Current tax assets	1,386	—			(1,386)	(aa	)	—	—

Total current assets	206,304	—			—			206,304	217,907

Property, plant and equipment	77,173	(7,239)	(b	)	—			69,934	73,868
Goodwill	384,268	—			—			384,268	405,881
Intangible assets, net	—	—			20,625	(bb	)	20,625	21,785
Other intangible assets	20,625	—	(a	)	(20,625)	(bb	)	0	—
Lease asset - right of use	—	7,239	(b	)	—			7,239	7,646
Other assets	—	—			35,222	(cc	)	35,222	37,203
Equity investments	2	—			(2)	(cc	)	—	—
Deferred tax assets	33,322	—			(33,322)	(cc	)	—	—
Other non-current financial assets	940	—			(940)	(cc	)	—	—
Other non-current assets	958	—			(958)	(cc	)	—	—

Total assets	€723,592	€—			€—			€723,592	$764,290

UNAUDITED SCHEDULE OF ADJUSTED CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION OF LIMA

(continued)

As of September 30, 2023

(in thousands)

	IFRS					U.S. GAAP
	Lima historical September 30, 2023 EUR	IFRS to U.S. GAAP differences - EUR	Note	Presentation Reclassification EUR	Note	Lima adjusted historical September 30, 2023 EUR	Lima adjusted historical September 30, 2023 USD
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	€—	€—		€18,182	(dd)	€18,182	$19,205
Trade payables	33,405	—		—		33,405	35,284
Accrued liabilities	—	1,920	(b)	27,590	(ee)	29,510	31,170
Current financial liabilities	20,102	(1,920)	(b)	(18,182)	(dd)	—	—
Current tax liabilities	1,917	—		(1,917)	(ee)	—	—
Other current liabilities	25,673	—		(25,673)	(ee)	—	—

Total current liabilities	81,098	—		—		81,098	85,659

Long-term debt, less current portion	—	—		281,093	(ff)	281,093	296,903
Non-current lease liability	—	4,504	(b)	—		4,504	4,757
Other liabilities	—	—		39,874	(gg)	39,874	42,117
Non current financial liabilities	285,597	(4,504)	(b)	(281,093)	(ff)	—	—
Employee benefits	1,258	—		(1,258)	(gg)	—	—
Deferred tax liabilities	9,273	—		(9,273)	(gg)	—	—
Provisions for risks and charges	29,473	(1,000)	(c)	(28,473)	(gg)	—	—
Other non-current liabilities	870	—		(870)	(gg)	—	—

Total liabilities	€407,568	€(1,000)		€—		€406,568	$429,436

Equity
Common stock	—	—		9,868	(hh)	9,868	10,423
Share capital	9,868	—		(9,868)	(hh)	—	—
Additional paid-in capital	—	—		395,176	(ii)	395,176	417,403
Share premium reserve	14,425	—		(14,425)	(ii)	—	—
Other reserves	380,751	—		(380,751)	(ii)	—	—
Retained earnings	—	—	(a)	(88,020)	(jj)	(88,020)	(92,972)
Retained earnings (accumulated deficit)	(41,236)	—		41,236	(jj)	—	—
Profit (loss) for the year	(47,784)	1,000	(c)	46,784	(jj)	—	—
Accumulated other comprehensive loss	—	—		—		—	—

Total shareholders’ equity	316,024	1,000		—		317,024	334,854

Noncontrolling interest	—	—		—		—	—

Total equity	316,024	1,000		—		317,024	334,854

Total liabilities and equity	€723,592	€—		€—		€723,592	$764,290

UNAUDITED SCHEDULE OF ADJUSTED CONDENSED COMBINED STATEMENT OF OPERATIONS OF LIMA

For The Nine Months Ended September 30, 2023

(in thousands)

	IFRS					U.S. GAAP
	Lima nine months ended September 30, 2023	IFRS to U.S. GAAP differences - EUR	Note	Presentation Reclassification EUR	Note	Lima adjusted nine months ended September 30, 2023 EUR	Lima adjusted nine months ended September 30, 2023 USD
Revenue	€200,736	€—		€(200,736)	(aa)	€—	$—
Other revenues and income	4,214	—		(4,214)	(aa, kk)	—	—
Raw materials, consumables, supplies and goods	50,902	—		(50,902)	(bb, dd)	—	—
Services	63,036	8,283	(a,b)	(71,319)	(bb, cc, dd)	—	—
Change in W.I.P., semi-finished products and finished	(3,890)	—		3,890	(bb)	—	—
Personnel expenses	67,412	—		(67,412)	(bb, cc)	—	—
Amortisation and depreciation	22,972	(3,883)	(b)	(19,089)	(ee)	—	—
Impairment losses on trade receivables	944	—		(944)	(ff)	—	—
Impairment losses on fixed assets	38,082	—		(38,082)	(gg)	—	—
Other operating costs	10,565	(1,000)	(c)	(9,565)	(cc)	—	—
Internal work capitalised	(9,156)	—		9,156	(bb, cc)	—	—
Financial income	(11,574)	—		11,574	(hh, ii)	—	—
Financial expense	32,605	175	(b)	(32,780)	(hh, ii)	—	—
Income taxes	(9,164)	—		9,164	(jj)	—	—
Net sales	—	—		203,401	(aa)	203,401	220,370
Cost of sales	—	—		64,872	(bb, ee)	64,872	70,284
Selling, general and administrative expense	—	—		126,059	(cc, ee, ff)	126,059	136,575
Research and development expense	—	—		12,290	(dd)	12,290	13,315
Amortization of acquired intangibles	—	—		3,314	(ee)	3,314	3,590
Restructuring and other charges	—	—		38,082	(gg)	38,082	41,259
Interest expense, net	—	—		25,499	(hh)	25,499	27,626
Other (income) expense, net	—	—		(6,191)	(ii, kk)	(6,191)	(6,707)
Income tax benefit	€—	€—		€(9,164)	(jj)	€(9,164)	$(9,929)

UNAUDITED SCHEDULE OF ADJUSTED CONDENSED COMBINED STATEMENT OF OPERATIONS OF LIMA

For The Year Ended December 31, 2022

(in thousands)

	IFRS					U.S. GAAP
	Lima Year Ended December 31, 2022 EUR	IFRS to U.S. GAAP differences - EUR	Note	Presentation Reclassification EUR	Note	Lima adjusted Year Ended December 31, 2022 EUR	Lima adjusted Year Ended December 31, 2022 USD
Revenue	€245,669	€—		€(245,669)	(aa)	€—	$—
Other revenues and income	5,798	—		(5,798)	(aa, kk)	—	—
Raw materials, consumables, supplies and goods	56,391	—		(56,391)	(bb, dd)	—	—
Services	81,645	11,655	(a,b)	(93,300)	(bb, cc, dd)	—	—
Change in W.I.P., semi-finished products and finished	887	—		(887)	(bb)	—	—
Personnel expenses	76,858	—		(76,858)	(bb, cc)	—	—
Amortisation and depreciation	35,408	(5,335)	(b)	(30,073)	(ee)	—	—
Impairment losses on trade receivables	502	—		(502)	(ff)	—	—
Impairment losses on fixed assets	16,152	—		(16,152)	(gg)	—	—
Other operating costs	1,857	—		(1,857)	(cc)	—	—
Internal work capitalised	(13,532)	—		13,532	(bb, cc)	—	—
Financial income	(14,561)	—		14,561	(hh, ii)	—	—
Financial expense	22,609	(220)	(b)	(22,389)	(hh, ii)	—	—
Income taxes expense (benefit)	6,526	—		(6,526)	(jj)	—	—
Net sales	—	—		248,506	(aa)	248,506	261,255
Cost of sales	—	—		80,433	(bb, ee)	80,433	84,559
Selling, general and administrative expense	—	—		140,136	(cc, ee, ff)	140,136	147,325
Research and development expense	—	—		17,110	(dd)	17,110	17,988
Amortization of acquired intangibles	—	—		8,657	(ee)	8,657	9,101
Restructuring and other charges	—	—		16,152	(gg)	16,152	16,981
Interest expense, net	—	—		15,024	(hh)	15,024	15,795
Other (income) expense, net	—	—		(10,157)	(ii, kk)	(10,157)	(10,678)
Income tax benefit	€—	€—		€6,526	(jj)	€6,526	$6,861

Statement of financial position IFRS to U.S. GAAP and Reclassification Adjustments

a - Under U.S. GAAP, only certain development costs that are proven to have alternative future use can be capitalized. As some of the costs incurred by Lima do not have alternative future use, such capitalized costs would be adjusted under U.S. GAAP, however, the balance will be valued in connection with purchase accounting and no adjustment is reflected herein for the IFRS to U.S. GAAP conversion.

b - As of January 1, 2019, Enovis and Lima adopted ASC 842, Leases and IFRS 16, Leases, respectively. U.S. GAAP follows finance lease and operating lease models for lessees, which impacts the pattern of expense recognition associated with the lease. Under IFRS, lessees account for all their leases under one accounting model, which is effectively equivalent to that of a finance lease under U.S. GAAP. To comply with U.S. GAAP, the unaudited Schedule of Adjusted Condensed Combined Statement of Financial Position as of September 30, 2023 includes a reclassification to Lease asset – right-of-use of €7.2 million, Accrued liabilities of €1.9 million, and Non-current lease liability of €4.5 million. The company is continuing to evaluate the classification of potential finance leases under US GAAP.

c - As of September 30, 2023, Lima’s Provisions for risks and charges includes an accrued liability for legal defense costs. As Enovis does not include such costs in estimates of loss accruals under ASC 450, an adjustment to reverse the effect of such legal defense costs is recorded on the unaudited Schedule of Adjusted Condensed Combined Statement of Financial Position as of September 30, 2023.

aa – Adjustment to reclassify a portion of Lima’s Other current assets to Prepaid expenses and Lima’s Current tax assets to Other current assets bb – Adjustment to reclassify Lima’s Other intangible assets to Intangible assets, net cc – Adjustment to reclassify Lima’s Equity investments, Deferred tax assets, Other non-current financial assets, and Other non-current assets to Other assets dd – Adjustment to reclassify Lima’s Current financial liabilities to Current portion of long-term debt ee – Adjustment to reclassify Lima’s Current tax liabilities, and Other liabilities to Accrued liabilities ff – Adjustment to reclassify Lima’s Non-current financial liabilities to Long-term debt gg – Adjustment to reclassify Lima’s Other non-current liabilities, Employee benefits, Deferred tax liabilities, and Provision for risks and charges to Other liabilities hh – Adjustment to reclassify Lima’s Share capital to Common stock

ii – Adjustment to reclassify Lima’s Share premium reserve, and Other reserves to Additional paid-in capital jj – Adjustment to reclassify Lima’s Retained earnings (accumulated deficit), and Profit (loss) for the year to Retained earnings

Statement of operations IFRS to U.S. GAAP and Reclassification Adjustments

a - To adjust for certain development costs capitalized by Lima into intangible assets, net. Lima capitalizes certain costs such as software licenses and research and development to intangible assets in accordance with IFRS. Under U.S. GAAP, only research and development costs that are proven to have alternative future use can be capitalized. As some of the costs incurred by Lima do not have alternative future use, such capitalized costs are adjusted. The impact of the adjustment on the unaudited Schedule of Adjusted Condensed Combined Statement of Operations for the nine months ended September 30, 2023 and year ended December 31, 2022 is calculated as the incremental expense that would have been recorded in accordance with U.S. GAAP during the respective periods. The adjustments result in an increase to Services for the nine months ended September 30, 2023 and year ended December 31, 2022 totaling €4.6 million and €6.1 million, respectively.

b - As of January 1, 2019, Enovis and Lima adopted ASC 842, Leases and IFRS 16, Leases, respectively. U.S. GAAP follows finance lease and operating lease models for lessees, which impacts the pattern of expense recognition associated with the lease. Under IFRS, lessees account for all their leases under one accounting model, which is effectively equivalent to that of a finance lease under U.S. GAAP. To comply with U.S. GAAP, the unaudited Schedule of Adjusted Condensed Combined Statement of Operations for the nine months ended September 30, 2023 and year ended December 31, 2022 includes a reclassification from Depreciation and Amortisation and Financial Expense to Services of €3.7 million and €5.6 million, respectively. The company is continuing to evaluate the classification of potential finance leases under US GAAP.

c - For the nine months ended September 30, 2023, Lima’s Other operating costs includes certain activity for legal defense costs. As Enovis does not include such costs in estimates of loss accruals under ASC 450, an adjustment to reverse the effect of such legal defense costs is recorded on the unaudited Schedule of Adjusted Condensed Combined Statement of Operations for the nine months ended September 30, 2023.

aa – Adjustment to reclassify Lima’s Revenue and a portion of Other revenues and income to Net sales. Reclassification to Net sales consists of revenue related to sales activities bb – Adjustment to reclassify Lima’s Raw materials, Change in W.I.P., semi-finished products and finished, Services, Personnel, and Internal work capitalised to Cost of sales. Reclassification to Cost of sales consists of raw material costs, changes in W.I.P., semi-finished products and finished, personnel costs and services costs related to production cc – Adjustment to reclassify Lima’s Services, Personnel, Internal work capitalised, and Other operating costs to Selling, general and administrative expense. Reclassification to Selling, general and administrative expense consist of service costs, salary and wages expense of employees dd – Adjustment to reclassify Lima’s Raw materials and Services to Research and development expense. Reclassification to Research and development expense consist of raw material and services costs related to research and development activities ee – Adjustment to reclassify Lima’s Amortisation and depreciation to Cost of Sales, Selling, general and administrative expense and Amortization of acquired intangibles ff – Adjustment to reclassify Lima’s Impairment losses on trade receivables to Selling, general and administrative expense gg – Adjustment to reclassify Lima’s Impairment losses on fixed assets to Restructuring and other charges hh – Adjustment to reclassify a portion of Lima’s Financial income and Financial expense to Interest expense, net. Reclassification of Interest expenses consists of interest income and financial charges related to bonds and loans

ii – Adjustment to reclassify a portion of Lima’s Financial income and Financial expense to Other expense, net jj – Adjustment to reclassify Lima’s Income tax expense (benefit) to Income tax expense (benefit)

kk – Adjustment to reclassify a portion of Lima’s Other revenues and income to Other expense, net

Note 3 – Preliminary Aggregate Transaction Consideration and Allocation

Estimated Aggregate Transaction Consideration

The following table summarizes the preliminary estimated aggregate transaction consideration for the Lima Business:

(in thousands)	Amount
Closing cash consideration	$415,740
Cash paid to settle Lima historical long-term debt	351,009
Estimated fair value of shares to be issued as contingent consideration (i)	80,000

Preliminary aggregate transaction consideration	$846,749

(i)

Reflects the preliminary fair value of the contingent consideration payable to Lima based on the historical share price of Enovis and will change through the closing date of the acquisition. As part of the purchase consideration, Enovis may issue up to 1,942,686 shares of Enovis common stock as a result of the arrangement within approximately 18 months after closing. The market price of the Enovis common stock may fluctuate between the timing of issuance, a 5% fluctuation in the market price of the common stock would have approximately a $3.5 million impact on the aggregate transaction consideration.

Preliminary Aggregate Transaction Consideration Allocation

The assumed accounting for the Acquisition, including the preliminary aggregate transaction consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values. For the preliminary estimate of fair value of assets acquired and liabilities assumed of Lima, management used publicly available benchmarking information, as well as a variety of other assumptions, including market participant assumptions. Management is expected to use widely accepted income-based, market-based, and cost-based valuation approaches in connection with the finalization of purchase accounting for the Acquisition. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. The purchase price adjustments applied to the historical financial information of Lima are preliminary and subject to change as additional information becomes available and as additional analyses are performed.

The following table summarizes the preliminary aggregate transaction consideration allocation, as if the Acquisition had been completed on September 30, 2023, with excess recorded to Goodwill:

(in thousands)	Amount
Preliminary aggregate transaction consideration	$846,749

Assets
Cash and cash equivalents	28,653
Trade receivables	76,925
Inventories	134,612
Prepaid expenses	3,121
Other current assets	13,055
Property, plant and equipment	175,893
Intangible assets	341,000
Lease asset - right of use	7,646
Other assets	45,160

Total assets	826,065
Liabilities
Accounts payable	35,284
Accrued liabilities	31,170
Non-current lease liability	4,757
Other liabilities	168,560

Total liabilities	239,771

Less: Estimated preliminary net assets acquired	586,294

Goodwill (see Footnote 4(c))	$260,455

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Adjustments included in the Transaction Accounting Adjustments column and Financing Adjustments column in the accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2023 are as follows:

(a) Reflects adjustment to Cash and cash equivalents:

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Estimated transaction costs (i)	$(11,041)
Cash paid to settle Lima historical long-term debt	(351,009)
Cash paid for acquisition of Lima	(415,740)

Net pro forma transaction accounting adjustments to Cash and cash equivalents	$(777,790)

Pro forma financing adjustments:
Cash from new Debt Financing, net of debt issuance costs and capped call fees (ii)	$781,315

Net pro forma adjustments to Cash and cash equivalents	$3,525

(i)

These costs consist of legal advisory, financial advisory, accounting and consulting costs expected to be incurred by Enovis. This is a preliminary estimate of costs and is subject to change upon close of the Transactions.

(ii)

New Debt Financing is reduced for debt issuance costs and original issue discount of $16.7 million as referenced in Footnote 4(j) and adjustments for capped call transaction of $56.0 million as referenced in Footnote 4(l).

(b) Represents a $38.5 million adjustment to the inventory balance to account for the preliminary adjustment to fair value of the inventory acquired as of the Acquisition Date. The estimated range of calculated value for inventory is based on preliminary estimates and assumptions. The final value determination of the acquired inventory may differ from this preliminary determination. The related assumptions and inputs will be refined as more data becomes available to determine the fair value indication.

(c) Preliminary adjustment to Goodwill, which represents the excess of the estimated aggregate transaction consideration over the preliminary fair value of the underlying assets acquired and liabilities assumed and the elimination of Lima’s historical Goodwill.

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Goodwill resulting from the Acquisition (Note 3)	$260,455
Elimination of the Lima historical Goodwill	(405,881)

Net pro forma adjustments to Goodwill	$(145,426)

(d) Reflects the preliminary purchase accounting adjustment for estimated intangibles based on the acquisition method of accounting. Adjustments to preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consists of the following:

(in thousands)	Preliminary Fair Value	Estimated Useful Life (Years)
Pro forma transaction accounting adjustments:
Estimated fair value – Technology	$182,000	15
Estimated fair value – Customer Relationships	115,000	15
Estimated fair value – Trade Name	44,000	20
Less: Historical Lima Intangible assets, net of amortization	(21,785)

Net pro forma adjustments to Intangible assets, net	$319,215

(e) Reflects the settlement of historical Lima existing debt.

(f) Record estimated fair value of shares to be issued as contingent consideration.

(g) Reflects the elimination of Lima’s historical Common stock.

(h) Reflects the elimination of Lima’s historical Additional paid-in capital.

(i) Reflects the preliminary adjustment to Retained earnings, which includes the elimination of Lima’s historical Retained earnings.

(in thousands)	Amount
Pro forma transaction accounting adjustments:
Estimated transaction costs (i)	$(11,041)
Less: Historical Lima Retained earnings elimination	92,972

Net pro forma adjustments to Retained earnings	$81,931

(i)

These costs consist of legal advisory, financial advisory, accounting and consulting costs expected to be incurred by Enovis. This is a preliminary estimate of costs and is subject to change upon close of the Transactions.

(j) Reflects the Debt Financing obtained from the Lenders, net of unamortized debt issuance costs. The adjustment to current and long-term debt is comprised of the following items:

(in thousands)	Current portion of long-term debt	Long-term debt	Total
Pro forma financing adjustments:
Convertible Notes	$—	$460,000	$460,000
Term Loan	20,000	380,000	400,000
Less: Debt issuance costs and original issue discount	—	(16,723)	(16,723)

Net pro forma financing adjustments	$20,000	$823,277	$843,277

(k) Reflects the adjustments to record a deferred tax liability of $126.4 million resulting from pro forma fair value adjustments for the assets acquired and liabilities assumed. The estimate of the deferred tax was determined based on the estimated book basis of the net assets acquired after the application of acquisition accounting as compared to the tax basis of the net assets acquired using an estimated blended statutory tax rate of 27.3% for Intangible assets, net and estimated statutory tax rate of 27.9% for Property, plant and equipment, net and Inventories, net. Adjustments to established deferred tax assets and liabilities due to refined determination of statutory rates, changes in tax elections, as well as the changes in the estimates of the fair value of assets acquired and liabilities assumed may occur in conjunction with the finalization of the acquisition accounting and these changes in estimates could be material.

(l) Reflects a $61.9 million adjustment to record the capped call transactions entered into in connection with the issuance of the Convertible Notes. As these transactions meet certain accounting criteria, the capped call transactions are recorded in Shareholders’ equity and are not accounted for as derivatives.

(m) Reflects the preliminary purchase accounting adjustment of $102.0 million for Property, plant and equipment based on the acquisition method of accounting.

(n) Reflects the extinguishment of deferred financing fees associated with the bridge financing.

(o) Reflects a $7.9 million indemnification asset related to the settlement of certain litigation matters as agreed to in the purchase agreement. The estimated indemnification asset approximates the value of the related liability at September 30, 2023 and is recorded as an adjustment to Other current assets in the pro forma condensed combined balance sheet.

Note 5 – Pro Forma Adjustments to the Unaudited Condensed Combined Statement of Operations

Adjustments included in the Transaction Accounting Adjustments column and Financing Adjustments in the accompanying unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 and the fiscal year ended December 31, 2022 are as follows:

(a) Reflects $10.1 million for nine months ended September 30, 2023 and a $28.3 million for the year ended December 31, 2022 adjustments associated with the step-up in estimated fair value of Inventories, net recognized through Cost of sales during the 18 months after the acquisition.

A 10% change in the estimated fair value of Inventories, net would cause a corresponding increase or decrease in Cost of sales of approximately $1.0 million and $2.8 million for the nine months ended September 30, 2023 and the year ended December 31, 2022, respectively. Pro forma Cost of sales is preliminary and based on assumption that the inventory will be sold within 18 months of the closing date after the Transaction. The amount of Cost of sales following the Transaction may differ significantly between periods based upon the final value assigned and actual inventory turnover for each period.

(b) Reflects a $11.0 million adjustments to Selling, general and administrative expense (“SG&A”) related to expected transaction expenses.

(c) The following table reflects adjustments to Amortization of acquired intangibles related to amortization expense for the newly identified intangible assets, less the amortization expense on Lima’s historical intangible assets. Management is still in the process of evaluating the fair value of the intangible assets. Any resulting change in the fair value would have a direct impact to amortization expense, which could be material.

(in thousands)	For the Nine Months Ended September 30, 2023	For the Year Ended December 31, 2022
Pro forma transaction accounting adjustments:
Amortization expense of Technology	$9,100	$12,133
Amortization expense of Customer Relationships	5,750	7,667
Amortization expense of Trade Name	1,650	2,200
Less: Historical amortization	(3,590)	(9,101)

Net pro forma adjustments to Amortization of acquired intangibles	$12,910	$12,899

A 10% change in the valuation of technology intangible assets, customer relationship intangible assets, and trade name intangible assets would cause a corresponding increase or decrease in the amortization expense of approximately $1.7 million and $2.2 million for the nine months ended September 30, 2023 and the year ended December 31, 2022, respectively. Pro forma amortization is preliminary and based on the use of straight-line amortization. The amount of amortization following the Acquisition may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

(d) Reflects the expense related to the financing and amortization of issuance costs related to the Transactions:

(in thousands)	For the Nine Months Ended September 30, 2023	For the Year Ended December 31, 2022
Pro forma transaction adjustments:
Remove historical Lima Interest expense	$(27,886)	$(15,927)
Pro forma financing adjustments:
Interest expense from the financing transactions	$42,408	$58,052

The interest expense included in the unaudited pro forma condensed combined financial information was calculated using an effective interest rate, which considers transaction costs and issuance discounts, and reflects an approximate weighted-average interest rate of 6.9%. Actual interest rates may vary from those depicted in the pro forma amounts.

A sensitivity analysis on interest expense for the nine months ended September 30, 2023 and the year ended December 31, 2022 has been performed to assess the effect of a 12.5 basis point change of the hypothetical interest on the Debt Financing. The following table shows the change in the Interest expense for the Debt Financing described above:

(in thousands)	For the Nine Months ended September 30, 2023	For the Year Ended December 31, 2022
Interest expense assuming:
Increase of 0.125%	$402	$569
Decrease of 0.125%	$(402)	$(569)

(e) Adjustment to reflect the income tax impact of the pro forma adjustments related to the Transactions using the estimated blended statutory tax rate of 27.3%. Income tax rates do not take into account any possible future tax events or changes in planned structure for the combined company. The effective tax rate of the combined company could be significantly different than what is presented in the pro forma financial information.

(f) Adjustment to reflect the incremental depreciation expense associated with the fair value step up of Property, plant and equipment. The following table reflects adjustments to Cost of sales and Selling, general and administrative expense related to depreciation expense for the increase in fair value of Property, plant and equipment. Management is still in the process of evaluating the fair value of the Property, plant and equipment assets. Any resulting change in the fair value would have a direct impact to depreciation expense, which could be material.

(in thousands)	For the Nine Months ended September 30, 2023	For the Year Ended December 31, 2022
Pro forma transaction adjustments – Cost of Sales:
Incremental depreciation expense associated with Property, plant and equipment	$1,903	$2,636
Net pro forma adjustments to Cost of sales	$1,903	$2,636
Pro forma transaction adjustments – Selling, general and administrative expense:
Incremental depreciation expense associated with Property, plant and equipment	$5,597	$7,364
Net pro forma adjustments to Selling, general and administrative expense	$5,597	$7,364

(g) Reflects an $8.0-million adjustment to Debt extinguishment charges related to bridge financing fees.

Note 6 – Pro Forma Earnings Per Share

The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the condensed combined basic and diluted average shares of Enovis and Lima.

(in thousands, except per share data)	For the Nine Months ended September 30, 2023	For the Year Ended December 31, 2022
Pro Forma Weighted Average Shares
Basic weighted average number of common shares outstanding – historical	54,549,369	54,065,420
Pro Forma Earnings per Share
Pro forma Net income (loss) from continuing operations	(145,274)	(148,749)
Basic – Pro Forma	$(2.66)	(2.75)
Diluted – Pro Forma	$(2.66)	(2.75)